Exhibit 99.1

PRESS RELEASE

January 31, 2008

VISTA INTERNATIONAL TECHNOLOGIES, INC. RECEIVES UP TO $2 MILLION INVESTMENT FROM ITS MAJORITY SHAREHOLDER

ENGLEWOOD, CO - January 31, 2008 - (PRNEWSWIRE) - Vista International Technologies, Inc. (OTC BB: VVIT) is pleased to announce that a definitive agreement has been executed with Vista International Inc., the company’s majority shareholder, for an investment into the company of $2,000,000. For its investment, Vista International Inc. will receive restricted common shares valued at $0.10 per share.

Barry Kemble, CEO of Vista International Technologies, Inc. commented, “We are pleased to have the continued support and commitment from our majority shareholder. Vista International Inc.’s investment acknowledges the ongoing commitment and strong belief in our future prospects.”

ABOUT VISTA INTERNATIONAL TECHNOLOGIES

Vista International Technologies, Inc. is presently comprised of two divisions devoted to providing environmentally friendly technology solutions for businesses and communities. Our divisions are focused in the areas of Waste-to-Energy. For more information on our solutions, please visit us at www.viti.us.com

“Reducing the carbon footprint, one step at a time.”

Statements in this press release other than historical facts are 'forward-looking' statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the 'forward-looking statements' included in our reports which are filed with the Securities and Exchange Commission.

IR Contact:	Howard Gostfrand/David Sasso
305.918.7000
info@amcapventures.com
www.amcapventures.com